UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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THE STRIDE RITE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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191 Spring Street

P.O. Box 9191

Lexington, Massachusetts 02420-9191

March 2, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of The Stride Rite Corporation. This year’s meeting will be held on Thursday, April 12, 2007, at 10:00 a.m., local time, at our corporate headquarters, 191 Spring Street, Lexington, Massachusetts.

The enclosed notice of the meeting, the proxy statement and the proxy card describe the matters to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of The Stride Rite Corporation by voting on the matters described in the enclosed proxy statement.

We hope that you will be able to attend the meeting. The agenda for the meeting includes proposals regarding (1) the election of three Class II directors; and (2) the ratification of PricewaterhouseCoopers LLP as auditors of The Stride Rite Corporation for the current fiscal year. The Board of Directors recommends that you vote FOR the election of its slate of nominees for director, and FOR the ratification of PricewaterhouseCoopers LLP as auditors of The Stride Rite Corporation. At the meeting we will also review our operations, report on fiscal 2006 financial results and discuss our plans for the future. Our directors and management team will be available to answer questions.

Please refer to the enclosed proxy statement for detailed information on each of the proposals. Your vote is important. Whether you plan to attend the meeting or not, your shares should be represented. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy card. The enclosed proxy card contains instructions regarding voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

DAVID M. CHAMBERLAIN
Chairman of the Board of Directors and Chief Executive Officer

THE STRIDE RITE CORPORATION

191 Spring Street

P.O. Box 9191

Lexington, Massachusetts 02420-9191

NOTICE OF THE 2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 12, 2007

NOTICE IS HEREBY GIVEN that the 2007 annual meeting of shareholders of The Stride Rite Corporation will be held on Thursday, April 12, 2007, at 10:00 a.m., local time, at its corporate headquarters, 191 Spring Street, Lexington, Massachusetts. At the annual meeting, shareholders will vote on the following proposals:

1.	To re-elect three Class II directors, each to serve for a three-year term and until their respective successors are duly elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as auditors of The Stride Rite Corporation for the current fiscal year; and

3.	To consider and act upon any other matters which may properly be brought before the annual meeting or any adjournments or postponements thereof.

Only holders of record of our common stock at the close of business on February 20, 2007 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement of that meeting.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

CHARLES W. REDEPENNING, JR.
Secretary

Lexington, Massachusetts

March 2, 2007

March 2, 2007

THE STRIDE RITE CORPORATION

191 Spring Street

P.O. Box 9191

Lexington, Massachusetts 02420-9191

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Stride Rite Corporation (“Stride Rite”) for use at its 2007 Annual Meeting of Shareholders to be held on Thursday, April 12, 2007, at the time and place set forth in the accompanying notice of the meeting, and at any adjournments or postponements thereof. The approximate date on which this proxy statement and form of proxy are first being sent to shareholders is on or about March 2, 2007.

What is the purpose of the annual meeting?

At the annual meeting of Stride Rite, shareholders will act upon the matters set forth in the accompanying notice of meeting, including the election of directors and the ratification of the selection of our independent auditors.

Who is entitled to vote?

If you are a shareholder as of the close of business on February 20, 2007, which is referred to as the “record date”, you are entitled to receive notice of the annual meeting and to vote the shares of our common stock that you held on the record date. Each outstanding share of our common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

All shareholders of record of Stride Rite’s shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each shareholder or proxy will be asked to present a form of valid picture identification, such as a driver’s license or passport.

What constitutes a quorum?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 36,574,799 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect votes withheld for director nominees, abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

Voting by Proxy Holders for Shares Registered Directly in the Name of the Shareholder. If you hold shares of our common stock in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you. If you are a registered shareholder and attend the annual meeting, you may deliver your completed proxy card in person.

Voting by Proxy Holders for Shares Registered in the Name of a Brokerage Firm or Bank. If your shares of our common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee which you must follow in order to have your shares voted. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds of record their shares of our common stock.

Will other matters be voted on at the annual meeting?

We are not now aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the discretion of the proxy holders, subject to the New York Stock Exchange’s rules on the exercise of discretionary authority.

Can I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	filing a written revocation with the Secretary of Stride Rite at the address set forth at the beginning of this section entitled “Questions and Answers About the Annual Meeting”;

•	filing a duly executed proxy bearing a later date; or

•	appearing in person and voting by ballot at the annual meeting.

Any shareholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

For your review, our 2006 annual report, including financial statements for the fiscal year ended December 1, 2006, is being mailed to shareholders concurrently with this proxy statement. The annual report, however, is not part of the proxy solicitation material. For your further review, a copy of our annual report filed with the Securities and Exchange Commission (the “SEC”) on Form 10-K, including the financial statements, may be obtained without charge by:

•	writing to the Secretary of Stride Rite at the following address: 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02420-9191;

•	accessing the EDGAR database at the SEC’s website at www.sec.gov;

•	going to Stride Rite’s website at www.strideritecorp.com; or

•	contacting the SEC by telephone at (800) SEC-0330.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Board of Directors currently consists of nine members who are divided into three classes with three directors in each class. The members of each class are elected to serve for three-year terms, and the terms are staggered. The current members of our Board of Directors are as follows: Class I directors are composed of David M. Chamberlain, Shira D. Goodman and Myles J. Slosberg; Class II directors are composed of Mark J. Cocozza, Christine M. Cournoyer and James F. Orr III; and Class III directors are composed of F. Lance Isham, Edward L. Larsen and Frank R. Mori.

Each of our Class II directors have been nominated to serve on the Board of Directors until the 2010 annual meeting and until their respective successors are duly elected and qualified. Each of the nominees is currently serving as a director of Stride Rite. Our Board of Directors anticipates that each of the nominees will serve, if re-elected, as a director. However, if any person nominated by our Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as our Board of Directors may recommend. Our Board of Directors will consider a nominee for election to our Board of Directors recommended by a shareholder of record, if the shareholder submits the nomination in compliance with the requirements of our bylaws, as discussed in further detail below.

Vote Required

Each nominee must receive the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting in order to be elected to serve as a director. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, although they will be counted when determining whether there is a quorum. Abstentions and broker non-votes will not be counted as votes cast with respect to this proposal, and will have the effect of a vote against such proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS II NOMINEES, MARK J. COCOZZA, CHRISTINE M. COURNOYER AND JAMES F. ORR III. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees and Other Directors

The following biographical descriptions set forth certain information with respect to the three Class II nominees for election at the annual meeting and each director who is not up for election, including, for each their respective business experience, age and the year in which each director was first elected, based on information furnished to Stride Rite by each director. Based on a review of such information, there are no family relationships among any directors or executive officers. The following information is correct as of February 20, 2007.

Incumbent Directors—Term Expiring 2007

Mark J. Cocozza. Mr. Cocozza has been a director since May 2006. He has been a limited partner of Modern Shoe Co., a footwear company, since 2006. He was Chairman and Chief Executive Officer of Maxwell Shoe Co. from 1987 to 2005. Mr. Cocozza is a trustee of Lawrence General Hospital. He is 58 years old.

Christine M. Cournoyer. Ms. Cournoyer has been a director since October 2000. She has been Executive Vice President and COO of Picis, Inc. since April 2006. She was Managing Director of Harte Hanks, Inc. from March 2005 to April 2006. She was a consultant from July 2003 to March 2005. Ms. Cournoyer was the President and COO of Lightbridge, Inc., a software company from April 2002 until July 2003. From March 1994 to April 2002, Ms. Cournoyer was a Vice President with the Software Group of International Business Machines. She is 55 years old.

James F. Orr III. Mr. Orr has been a director since July 2003. He has been the Chairman of the Board of the Rockefeller Foundation, a philanthropic organization, since 2000. From May 2000 to December 2001, Mr. Orr served as President and Chief Executive Officer of United Asset Management Corporation, an investment management company. Mr. Orr was Chairman and Chief Executive Officer of UNUM Provident Corporation, an insurance provider, in 1999 and was Chairman and Chief Executive Officer of its predecessor, UNUM Corporation, from 1987 to 1999. Mr. Orr is also a director of American International Group. He is 63 years old.

Incumbent Directors—Term Expiring 2008

F. Lance Isham. Mr. Isham has been a director since April 2005. From April 2000 until August 2004, Mr. Isham was Vice Chairman of Polo Ralph Lauren. Mr. Isham served as President of Polo Ralph Lauren from November 1998 to April 2000. He joined Polo in 1982, and held a variety of sales positions there, including Executive Vice President of Sales and Merchandising. He is 63 years old.

Edward L. Larsen. Mr. Larsen has been a director since April 2006. Mr. Larsen is the Senior Vice President, Finance, Chief Financial Officer and Treasurer of The Talbots, Inc., and has served in that capacity since 1991. From 1989 to 1991, Mr. Larsen was Vice President and Chief Financial Officer of Lillian Vernon Corporation. He is 62 years old.

Frank R. Mori. Mr. Mori has been a director since June 1996. He has been President and co-Chief Executive Officer of Takihyo LLC, an investment holding company that has managed a private equity portfolio since 1986. Takihyo LLC was a principal shareholder of Donna Karan International, Inc. until the company was sold to LVMH in 2001, and from 1974 until 1999 was the principal shareholder of Anne Klein & Co. Prior to that, Mr. Mori served as President and Chief Executive Officer of Anne Klein & Co., a women’s apparel company, from 1975 to 1999. Mr. Mori is a member of the Board of Directors of Takihyo LLC. He is 66 years old.

Incumbent Directors—Term Expiring 2009

David M. Chamberlain. Mr. Chamberlain serves as Chief Executive Officer of Stride Rite and has been Chairman of our Board of Directors since November 1999. Prior to joining Stride Rite, Mr. Chamberlain was Chairman of the Board of Genesco Inc., a footwear company, from 1994 to 1999, and President and Chief Executive Officer of Genesco Inc., from 1994 to 1996. He is 63 years old.

Shira D. Goodman. Ms. Goodman has been a director since June 2002. She has served as Executive Vice President, Marketing, of Staples, Inc., a leading office products distributor since June 2001. Ms. Goodman has held several executive positions since joining Staples in 1992, including Senior Vice President of Staples Business Delivery and Senior Vice President of Staples Direct. Prior to joining Staples, Ms. Goodman served as a manager of Bain and Company, a management consulting firm, from 1986 until 1992. She is 46 years old.

Myles J. Slosberg. Mr. Slosberg has been a director since 1961. He has been an attorney in private practice since July 1994. Mr. Slosberg served as interim Chairman of the Board and Chief Executive Officer of Stride Rite from July 1999 to November 1999. From March 1991 to July 1994, Mr. Slosberg was an Assistant Attorney General for the Commonwealth of Massachusetts. Mr. Slosberg was employed by Stride Rite from 1959 to 1986, during which period he served in a number of executive capacities. He is 70 years old.

The Board of Directors and Its Committees

Board of Directors. Stride Rite is currently managed by a nine member Board of Directors, a majority of whom are “independent” of our management within the meaning of the listing standards of the New York Stock Exchange and the rules of the SEC. Our Board of Directors is divided into three classes, and the members of each class of directors serve for staggered three-year terms. The terms of the Class III and Class I directors will expire upon the election and qualification of directors at the annual meetings of shareholders held in 2008 and 2009, respectively. Upon election, the term of the Class II directors will expire upon the election and qualification of directors at the annual meeting of shareholders held in 2010. At each annual meeting of shareholders, directors will be re-elected or elected for a full term of three years to succeed those directors whose terms are expiring.

Our Board of Directors met 12 times during fiscal year 2006. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings of all committees of our Board of Directors on which the director served. Members of our Board of Directors are strongly encouraged to attend the annual meeting of shareholders of Stride Rite; however we do not have a formal policy with respect to such attendance. All of the members of our Board of Directors attended the 2006 annual meeting of shareholders.

Executive meetings of non-management directors (consisting of all directors other than Mr. Chamberlain) are regularly scheduled and held at least once a year. Mr. Mori is the presiding director at these meetings.

Communicating with Directors. Shareholders and other parties interested in communicating directly with our Board of Directors as a group may do so by writing to the Chairman of the Board of Directors at The Stride

Rite Corporation, 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02420-9191. Communications intended for the non-management directors or the presiding director of the non-management directors, should be directed to the Chairman of the Committee on the Board at the address in the immediately preceding sentence. Our corporate secretary reviews all such correspondence and maintains a log with a summary of each correspondence received. This log is regularly distributed to the Board of Directors and directors may at any time request copies of the actual correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the members of our Audit Committee and handled in accordance with established procedures.

Code of Ethics. We have adopted a code of ethics for our directors, officers (including our principal executive officer, principal financial officer and controller) and employees. The Code of Ethics is available on our website at http://www.strideritecorp.com on the financial information page under “Corporate Governance.” Stride Rite intends to satisfy its disclosure requirements regarding any amendment to, or waiver of, a provision of its Code of Ethics by disclosing such matters on its website. Shareholders may request a free written copy of the Code of Ethics from the Company at the following address:

The Stride Rite Corporation

Attention: Investor Relations

191 Spring Street, P.O. Box 9191

Lexington, Massachusetts 02421

Committees’ Charters and Corporate Governance Guidelines. The Board currently has an Audit Committee, a Committee on the Board, a Compensation Committee, and an Investment Committee, and may also appoint other committees from time to time. Each of the Audit Committee, the Committee on the Board and the Compensation Committee has a written charter; all such charters, as well as our corporate governance guidelines, are available at our internet website at http://www.strideritecorp.com on the financial information page under “Corporate Governance.” and will be provided in print to any shareholder who submits a request in writing to The Stride Rite Corporation, Attention: Investor Relations, 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02420-9191.

Audit Committee. Our Audit Committee currently consists of Mr. Larsen (Chairman), Ms. Cournoyer and Mr. Isham. Each member of the Audit Committee is “independent” as that term is defined in the rules of the SEC and the applicable listing standards of the New York Stock Exchange. Mr. Larsen presently serves on the Audit Committee of the Board of Directors and as the “audit committee financial expert” as that term is defined by the SEC.

The Audit Committee’s purposes include assisting the Board of Directors in its oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our auditor’s qualifications and independence and (4) the performance of our internal audit function as well as preparing an annual self-performance evaluation. In addition, the Audit Committee makes recommendations concerning the engagement of independent auditors, reviews with the independent auditors the scope and results of the audit engagement, approves professional services provided by the independent auditors, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Our Board of Directors has adopted an Audit Committee Charter, a copy of which is attached to this proxy statement as Exhibit A and is available on our website (www.strideritecorp.com) on the financial information page under “Corporate Governance.” The Audit Committee met 11 times during fiscal year 2006. The Audit Committee Report for the 2006 fiscal year is included in this proxy statement, commencing on page 20.

Committee on the Board. Our Board of Directors has established a Committee on the Board currently consisting of Mr. Mori (Chairman), Ms. Goodman and Mr. Slosberg. Each member of the Committee on the Board is “independent” within the meaning of the listing standards of the New York Stock Exchange and the rules of the SEC. Mr. Mori currently presides at the meetings of non-management directors. The Committee on the Board reviews the performance of directors, recommends to the Board of Directors the selection of directors to be nominated, and recommends action to the Board of Directors on matters related to director compensation. The Committee on the Board met two times during fiscal year 2006.

In accordance with its charter, the Committee on the Board also prepares and delivers to the Board an annual evaluation of the performance and effectiveness of the Board and its committees for the prior fiscal year. The charter of the Committee on the Board is available on our website (www.strideritecorp.com) on the financial information page under “Corporate Governance.”

In addition, the Committee on the Board is also responsible for considering, selecting and nominating candidates for Board membership. The Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective candidate for the Board should notify our corporate secretary or any member of the Committee in writing and include whatever supporting material the shareholder considers appropriate no less than 60 days prior to the next annual meeting or such other time as provided in the bylaws of Stride Rite. Such recommendations must be signed by the shareholder of record, set forth the name of each nominee and as to the person making the recommendation must include (1) the name, age, business and residence address of such person, (2) the principal occupation of such person, (3) the class and number of shares held by such person, and (4) any other information relating to such person that would be required by the rules of the SEC, including the consent of the nominee to be named in the proxy statement and to serve as a director if elected at such meeting.

Once the Committee on the Board has identified a prospective candidate, the Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on information provided with the recommendation of the prospective candidate and the Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board, and the likelihood that the prospective candidate can satisfy the evaluation factors described below. The Committee may consider all facts and circumstances that it deems appropriate or advisable, including among other things, the following evaluation factors:

•	the skills of the prospective candidate and his or her breadth of business experience;

•	whether the prospective candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience;

•

the prospective candidate’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective candidate’s service on other public company boards; and

•	the prospective candidate’s independence under the listing standards of the New York Stock Exchange and the rules of the SEC.

In connection with this evaluation, the Committee on the Board determines whether to interview the prospective candidate, and, if warranted, one or more members of the Committee, and others as appropriate, interview prospective candidates in person or by telephone. After completing this evaluation and interview, the

Committee makes a recommendation to the full Board of Directors as to the candidates who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee. The Committee on the Board intends to consider shareholder nominations for directors using the same criteria as potential nominees recommended by the members of the Committee on the Board or others.

Compensation Committee. Our Board of Directors has established a Compensation Committee consisting currently of Mr. Orr (Chairman), Ms. Cournoyer and Mr. Mori. The members of the Compensation Committee are non-employee directors of Stride Rite and are “independent” within the meaning of the listing standards of the New York Stock Exchange and the rules of the SEC.

The Compensation Committee reviews executives’ compensation, reviews and makes recommendations to the Board of Directors with regard to all incentive compensation plans and recommends action to the Board of Directors on matters related to compensation for officers and other key employees of Stride Rite and its subsidiaries. In addition, the Compensation Committee reviews and recommends to the Board of Directors the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of these goals and objectives and determines the compensation of the Chief Executive Officer. Our Board of Directors has adopted a Compensation Committee Charter, which is available on our website (www.strideritecorp.com) on the financial information page under “Corporate Governance.” The Compensation Committee met three times during fiscal year 2006. The Compensation Committee Report for the 2006 fiscal year is included in this proxy statement, commencing on page 17.

Investment Committee. Our Board of Directors has established an Investment Committee consisting of Mr. Slosberg (Chairman), Mr. Cocozza, Ms. Goodman, Mr. Isham and Mr. Orr. The Investment Committee recommends the selection of independent investment managers for the investment of Stride Rite’s pension funds and reviews and monitors the performance of these pension funds. The Investment Committee also reviews Stride Rite’s short-term investment of its available funds. The Investment Committee met five times during fiscal year 2006.

Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Stride Rite or to discharge specific duties delegated to a committee by the full Board of Directors.

Information Regarding Executive Officers Who Are Not Directors

The following biographical descriptions set forth certain information with respect to our executive officers who are not directors, including for each, the positions held with Stride Rite, prior business experience and their respective ages, based on information furnished to Stride Rite by each executive officer. The following information is correct as of February 20, 2007.

Yusef Akyuz. Mr. Akyuz has served as Senior Vice President and Chief Information Officer of Stride Rite since November 2000. Before joining Stride Rite, he served as Vice President and Chief Information Officer at The Timberland Company, a footwear and apparel company, from June 1996 to November 2000. Mr. Akyuz is 56 years old.

Frank A. Caruso. Mr. Caruso has served as Chief Financial Officer of Stride Rite since May 2001. He previously served as Vice President – Finance and Operations from December 2000 until May 2001. Mr. Caruso was Vice President and Corporate Controller from January 1998 until December 2000. Mr. Caruso is 53 years old.

Janet M. DePiero. Ms. DePiero has served as Senior Vice President of Human Resources of Stride Rite since April 2003. She previously served as Vice President of Human Resources of Stride Rite from March 1997 to April 2003, Director of Compensation and Benefits of Stride Rite from October 1995 to February 1997 and Manager of Compensation and Benefits of Stride Rite from December 1991 to September 1995. Ms. DePiero is 45 years old.

Gordon W. Johnson, Jr. Mr. Johnson has served as Treasurer of Stride Rite since February 2001. He previously served as Assistant Treasurer of Stride Rite from May 1988 to February 2001. Mr. Johnson is 52 years old.

Thomas Montgomery. Mr. Montgomery has served as Senior Vice President and General Manager, Stride Rite Sourcing International, Inc. since April 2006. Before joining Stride Rite, he served as Group Vice President of Kenneth Cole from July 2004 to March 2006 and Vice President of The Timberland Company from October 1997 to December 2003. Mr. Montgomery is 53 years old.

Shawn Neville. Mr. Neville has served as President of The Keds Corporation since July 2004. Before joining Stride Rite, he served as Chief Executive Officer of the athletic division of Footstar from April 2002 to April 2004 and CEO of the Footaction division of Footstar from August 1999 to April 2002. Mr. Neville is 44 years old.

Charles W. Redepenning, Jr. Mr. Redepenning has served as General Counsel and Secretary of Stride Rite since March 1998 and President of Stride Rite International Corp. since December 1999. Mr. Redepenning is 50 years old.

Craig L. Reingold. Mr. Reingold has served as President of Sperry Top-Sider, Inc. since August 2001. Before joining Stride Rite, Mr. Reingold worked for Arroyo & Coates, a commercial real estate service company, from September 2000 to August 2001. Previous to that position, Mr. Reingold was Vice President of Sales for Ariat International, a footwear company, from July 1994 to September 2000. Mr. Reingold is 51 years old.

Pamela J. Salkovitz. Ms. Salkovitz has served as President of Stride Rite Children’s Group, Inc. since July 2002. Before joining Stride Rite, Ms. Salkovitz was President of Retail of Candies’ Inc. from June 2001 to May 2002, and Group President, Value Division of Nine West Group/Jones New York from 1996 to May 2001. Ms. Salkovitz is 48 years old.

Richard T. Thornton. Mr. Thornton has served as President and Chief Operating Officer of Stride Rite since July 2003. Mr. Thornton previously served as President of Tommy Hilfiger Footwear, Inc. from January 2001 to July 2003, Vice President – Operations of Stride Rite from August 1999 to December 2000, and Senior Vice President – Finance, Operations and Merchandising of Tommy Hilfiger Footwear, Inc. from September 1998 to August 1999. Mr. Thornton is 54 years old.

Richard Woodworth. Mr. Woodworth has served as President of Saucony, Inc. since August 2006. Mr. Woodworth previously served as President of Tommy Hilfiger Footwear, Inc. from July 2003 until August 2006. Before joining Stride Rite, Mr. Woodworth was Principal for his own consulting practice of Woodworth Group from 2000 to 2002 and President of League Enterprises for the National Hockey League from 1999 to 2000. Mr. Woodworth is 49 years old.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF AUDITORS

Introduction

Our Board of Directors, upon the recommendation of the Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP to serve as independent auditors of Stride Rite for the fiscal year ending November 30, 2007. PricewaterhouseCoopers LLP has served as our independent auditors since 1972 and is considered by management of Stride Rite to be well qualified. We have been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in Stride Rite or any of its subsidiaries in any capacity. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Although Stride Rite is not required to submit the ratification and approval of the selection of its independent auditors to a vote of shareholders, our Board of Directors believes that it is sound policy to do so. In the event that the vote of the majority of shares present and entitled to vote on the proposal are against the selection of PricewaterhouseCoopers LLP, the directors will consider the vote and the reasons therefore in future decisions on the selection of independent auditors.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Directors of Stride Rite who are also employees receive no additional compensation for their services as directors. Under Stride Rite’s 1998 Non-Employee Director Stock Ownership Plan (the “1998 Directors Plan”), each non-employee director receives an annual retainer of $40,000, payable either all in shares of our common stock or one-half in cash and one-half in shares of our common stock at the discretion of the director, in either case payable in increments of one-quarter of such amount at the beginning of each fiscal quarter. The actual number of shares of common stock is calculated based on the closing price of our common stock on the last day of the preceding fiscal quarter. Each non-employee director receives each year an option to purchase 5,000 shares of our common stock on the first business day following the annual meeting of shareholders. Each option has a term of ten years from the date of grant and becomes exercisable in three installments: 1,600 shares on the first anniversary of the grant and 1,700 shares on each of the second and third anniversaries of the grant. In addition, new non-employee directors receive option grants for up to 5,000 shares upon initial election to the Board of Directors with the amount of such grant based on the number of months remaining prior to the next annual meeting of shareholders. These options also have a term of ten years and vest proportionately on each of the first, second and third anniversaries of the grant. Each non-employee director may defer his or her annual retainer, with the cash portion, if any, deferrable in a cash deferred account and the stock option portion deferrable in deferred stock units of our common stock. Also, each non-employee director who is also a committee chairman receives additional annual compensation of $5,000 except the Audit Committee chairman who receives additional annual compensation of $10,000. Such additional compensation is payable under the same terms as the annual retainer. Each non-employee director may defer his or her annual retainer and additional compensation as a committee chairman with the cash portion, if any, deferrable in a cash deferred account and the stock option portion deferrable in deferred stock units of our common stock.

Executive Compensation

Summary Compensation Table. The following table sets forth the compensation earned during the three most recent fiscal years by the Chief Executive Officer and each of the other four most highly compensated executive officers of Stride Rite during fiscal year 2006 (collectively, the “named executive officers”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)		Options (#)	LTIP Payout ($)	All Other Compensation ($) (3)
David M. Chamberlain	2006	754,529	25,000	—		64,000	86,779	6,158
Chairman and Chief	2005	724,835	227,615	—		60,000	—	4,777
Executive Officer	2004	701,277	150,082	—		90,000	—	4,527

Richard T. Thornton	2006	455,903	15,000	—		48,000	63,112	5,619
President and Chief	2005	437,603	112,890	—		42,500	—	5,616
Operating Officer	2004	425,016	75,863	—		50,000	—	5,691

Pamela J. Salkovitz	2006	402,467	71,466			40,000	55,223	3,229
President, Stride Rite	2005	379,822	101,982	—		38,500	—	691
Children’s Group, Inc. (4)	2004	361,263	239,332	36,111	(5)	36,500	—	5,672

R. Shawn Neville (6)	2006	427,602	10,000	—		40,000	47,334	2,898
President, The Keds	2005	400,015	40,963	—		20,000	—	691
Corporation (4)	2004	160,519	63,396	173,466	(7)	45,000	—	288

Richard Woodworth	2006	321,999	102,358	—		38,500	47,334	691
President, Saucony,	2005	308,896	31,413	—		32,500	—	691
Inc. (4)	2004	300,011	21,200	—		—	—	691

(1)	Amounts awarded under the Annual Incentive Compensation Plan for the respective fiscal years.
(2)	Amounts for executive perquisites and other personal benefits, securities or property are not shown where the aggregate dollar amount per executive is the lesser of either $50,000 or 10% of the total of annual salary and bonus of such executive.
(3)	Amounts awarded include (i) Stride Rite contributions to the executive’s Employee Savings and Investment Plan account of $5,006, $3,625 and $3,375 for Mr. Chamberlain for fiscal years 2006, 2005 and 2004, respectively; $4,928, $4,925 and $5,000 for Mr. Thornton for fiscal years 2006, 2005 and 2004, respectively; $2,538 and $4,981 for Ms. Salkovitz for fiscal years 2006 and 2004; respectively and $2,207 for Mr. Neville for fiscal year 2006; and (ii) amounts of insurance premiums paid by Stride Rite for term life insurance for the benefit of the executive of $1,152, $1,152 and $1,152 for Mr. Chamberlain for fiscal years 2006, 2005 and 2004, respectively; $691, $691 and $691 for Mr. Thornton for fiscal years 2006, 2005 and 2004, respectively; $691, $691 and $691 for Ms. Salkovitz for fiscal years 2006, 2005 and 2004, respectively; $691, $691 and $288 for Mr. Neville for fiscal years 2006, 2005 and 2004, respectively; and $691, $691 and $691 for Mr. Woodworth for fiscal years 2006, 2005 and 2004, respectively.
(4)	Each of Stride Rite Children’s Group, Inc., The Keds Corporation and Saucony, Inc. are subsidiaries of Stride Rite.

(5)	Amounts reimbursed by Stride Rite for the payment of taxes on non-deductible relocation expenses.
(6)	Mr. Neville began his employment with Stride Rite on July 7, 2004.
(7)	Amounts reimbursed by Stride Rite for the payment of taxes on non-deductible relocation expenses of $170,657 and for an automobile allowance of $2,809.

Option Grants. The following table sets forth the non-qualified stock options granted to the Chief Executive Officer and each of the named executive officers pursuant to The Stride Rite Corporation 2001 Stock Option and Incentive Plan (the “2001 Plan”) during fiscal year 2006. All stock options were granted at an exercise price equal to the fair market value on the date of grant.

Option Grants for Fiscal Year 2006

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Share)	Expiration Date	Grant Date Fair Value ($) (2)
David M. Chamberlain (1)	64,000	8.0%	$13.72	1/19/2013	$245,849
Richard T. Thornton (1)	48,000	6.0%	$13.72	1/19/2013	$184,387
Pamela J. Salkovitz (1)	40,000	5.0%	$13.72	1/19/2013	$153,656
R. Shawn Neville (1)	40,000	5.0%	$13.72	1/19/2013	$153,656
Richard Woodworth (1)	38,500	4.8%	$13.72	1/19/2013	$147,894

(1)	Options were granted on January 19, 2006 and vest in equal installments on the first, second, third and fourth anniversaries of the date of grant.
(2)	Calculated using the Black-Scholes pricing model. The assumptions used in determining the valuation of these options using this methodology are as follows: average expected life of options of 4.75 years; risk-free interest rate of 4.31% for the options granted on January 19, 2006; a volatility factor of .306; and a dividend yield of 1.8%. The actual value, if any, that an executive officer may realize will depend on the continued employment of the executive officer holding the option through its vesting period, and the excess of the market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes pricing model, which is based on assumptions as to the variables of stock price volatility, future dividend yield, interest rates, and other factors.

Option Exercises and Year-End Holdings. The following table sets forth the aggregated number of options to purchase shares of common stock exercised by the Chief Executive Officer and each of the named executive officers during fiscal year 2006 and the number of shares of common stock covered by the stock options held by each of these officers as of December 1, 2006. The value of unexercised in-the-money options is based on the closing price of a share of common stock, as reported on the New York Stock Exchange – Composite, on December 1, 2006, of $15.33, minus the exercise price, multiplied by the number of shares underlying the options. An option is “in-the-money” if the fair market value of the shares of common stock underlying the option exceeds the option exercise price.

Aggregated Option Exercises in the Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David M. Chamberlain	—	—	800,000	139,000	$6,346,100	$377,090
Richard T. Thornton	—	—	188,959	96,541	$1,119,847	$252,008
Pamela J. Salkovitz	—	—	76,792	81,041	$506,190	$210,283
R. Shawn Neville	—	—	27,500	77,500	$120,525	$217,625
Richard Woodworth	—	—	24,791	62,875	$117,065	$141,691

(1)	Value of unexercised in-the-money stock options represents the difference between the exercise prices of the stock options and the closing price of Stride Rite’s common stock listed on the New York Stock Exchange on December 1, 2006, which was $15.33.

Long-Term Incentive Plans – Awards in Last Fiscal Year. The following table sets forth the number of shares of restricted stock awarded on January 18, 2006 to our Chief Executive Officer and each of the named executive officers based on the achievement of a target earnings per share for fiscal year 2006. These awards were made under the 2001 Plan. The actual number of shares of restricted stock to be issued varied depending upon our earnings per share for fiscal year 2006 as compared to the target earnings per share established by our Compensation Committee. For purposes of determining the actual earnings per share, our Compensation Committee has established the last day of our fiscal year as the measurement date. The shares of restricted stock awarded pursuant to these awards vest in four equal installments beginning on the date the Compensation Committee certified the achievement of the 2006 target earnings per share. For fiscal year 2006, this date was January 18, 2007.

Long-Term Incentive Plans – Awards in Last Fiscal Year

	Estimated Future Payouts (1)
Name	Threshold (#)	Target (#)	Maximum (#)
David M. Chamberlain	9,250	18,500	27,750
Richard T. Thornton	7,000	14,000	21,000
Pamela J. Salkovitz	6,300	12,600	18,900
R. Shawn Neville	5,500	11,000	16,500
Richard Woodworth	5,500	11,000	16,500

(1)

The number of shares awarded in fiscal year 2006 represents the number of shares earned based on the achievement of a target earnings per share for fiscal year 2006. The grantee is awarded no shares of restricted stock if earnings per share is less than 95% of the target earnings per share, 50% of the initial shares awarded if earnings per share is at least 95% of the target earnings per share, 100% of the initial shares if earnings per share is at least 100% of the target earnings per share and 150% of the initial shares if earnings per share is at least 110% of the target earnings per share. The percentage of initial shares received is scaled appropriately by the Compensation Committee where the target earnings per share falls between any of the threshold percentages above. The restricted stock was actually issued when the Compensation Committee certified the achievement of the 2006 target earnings per share. Upon issuance, 25% of the shares were immediately vested, and the remaining 75% of the grant will vest annually on each of the next three anniversaries of the date of issuance.

Employment Agreements

Stride Rite does not have any employment agreements with its named executive officers. The compensation and benefits for the executive officers of Stride Rite will be recommended to the Board of Directors by the Compensation Committee of the Board of Directors consistent with the policies applicable to all senior executives of Stride Rite, other than the compensation of the Chief Executive Officer, which is set by the Compensation Committee.

Change of Control Employment Agreements

Stride Rite has entered into change of control employment agreements with certain of the named executive officers in the summary compensation table and with certain other executive officers. The change of control employment agreements are for two-year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by Stride Rite. These agreements provide generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the two-year period after a change of control of Stride Rite. If Stride Rite terminates the executive’s employment (other than for cause, death, disability or retirement) or if the executive terminates for good reason during such two-year period (or upon certain terminations within 18 months prior to a change of control in connection with or in anticipation of a change of control), Stride Rite must provide certain specified severance benefits. For purposes of the agreements, a change of control shall mean, subject to the conditions and exceptions specified in the change of control employment agreements, (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of Stride Rite where such acquisition causes such acquiror to own twenty percent (20%) or more of the common stock or the combined voting power of the then outstanding voting securities of Stride Rite entitled to vote generally in the election of directors; (2) individuals who constitute the Board of Directors or who are elected to the Board of Directors after receiving the approval by a vote of at least a majority of the directors then comprising the Board of Directors cease to constitute at least a majority of the Board of Directors; (3) consummation of certain reorganizations, mergers or consolidations or sales or other dispositions of all or substantially all of the assets of Stride Rite or the acquisition of assets of another entity; or (4) approval by the shareholders of Stride Rite of a complete liquidation or dissolution of Stride Rite.

Severance benefits under the agreements with each of the named executive officers include either (1) two times the sum of the executive’s base salary, target bonus, and dividend equivalents under the 1975 Executive Incentive Stock Purchase Plan (the “1975 Plan”) Plan and two years of continued benefit insurance plan coverage or (2) three times the sum of the executive’s base salary, target bonus, and dividend equivalents as defined under the 1975 Plan and three years of continued benefit insurance plan coverage. The value of additional retirement benefits that would have been earned by the executive had he or she remained in Stride Rite’s employ for an additional period of two, or if applicable, three years, would also be paid to the executive. In addition, certain executives, depending upon the amount of the severance benefits, may be entitled to receive an additional payment in an amount sufficient to make them whole for any excise tax on excess parachute payments imposed under Section 4999 of the Code. The agreements also provide for the lapse upon a change of control of all restrictions on rights to purchase common stock granted under the 1975 Plan.

Acceleration of Stock Options and Restricted Stock Awards

All outstanding stock option awards granted under our 1998 Stock Option Plan (the “1998 Plan”) and our 2001 Plan, become fully exercisable upon a change on control. In addition, under our 2001 Plan, all conditions and restrictions on outstanding restricted stock awards, deferred stock awards and performance share awards which relate solely to the passage of time and continued employment are removed upon a change of control. Performance or other conditions, other than conditions and restrictions relating solely to the passage of time and continued employment, continue to apply after a change of control unless otherwise provided in the applicable award agreement. For purposes of the 1998 Plan and the 2001 Plan, a change of control is defined in the same way such term is defined in the change of control employments agreement described above under the heading “Change of Control Employment Agreements”.

Retirement Income Plan

The Stride Rite Corporation Retirement Income Plan, as amended effective as of December 31, 2006 (the “Retirement Plan”), is a non-contributory defined benefit pension plan. For salaried, management, sales and non-production hourly employees, the Retirement Plan takes into account basic compensation received from Stride Rite and its participating subsidiaries, excluding overtime payments, commissions, bonuses and any other additional compensation; and for commissioned sales personnel whose compensation is derived wholly from commissions, the Retirement Plan takes into account 80% of the commissions received (the “Earnings”). Earnings in excess of an Internal Revenue Service prescribed limit ($220,000 for calendar year 2006) is disregarded. The Retirement Plan provides for an annual pension at normal retirement age, 65 (with a minimum of five years of service), determined as follows: (1) for Credited Service after January 1, 1984 but prior to January 1, 1989, 1.25% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service; plus (2) for Credited Service after January 1, 1989, 1.35% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service. If the total number of years of Credited Service exceeds 34 years, an amount equal to 1.80% of annual Earnings for each additional year of service will be added to the retirement benefit. Effective as of December 31, 2006, we froze our Retirement Plan such that no participants may earn any additional benefits under the Retirement Plan.

The following table shows, as to each of the named executive officers, (1) the number of years of Credited Service as of December 31, 2006 and (2) estimated annual benefits payable upon retirement at age 65. The amounts presented are on a straight-life annuity basis, but alternative methods of payment are available at the option of the participant. In no event shall benefits payable under the Retirement Plan exceed the maximum allowed under the Internal Revenue Code, as amended. The benefit payment under the Retirement Plan is not subject to any deductions for Social Security benefits or other offset amounts.

Name	Number of Years of Credited Service as of December 31, 2006	Estimated Annual Benefits Payable Upon Retirement At Age 65
David M. Chamberlain	7	$24,518
Richard T. Thornton	8	$28,063
Pamela J. Salkovitz	4	$15,327
R. Shawn Neville	2	$7,639
Richard Woodworth	3	$10,908

Stock Performance Graph

The following graph provides a comparison of cumulative total shareholder return on our common stock, based on the market price of the common stock and assuming reinvestment of dividends, with the cumulative total return of companies in the Standard & Poor’s Small Cap 600 Index, and the Standard & Poor’s Footwear—Small Cap Index (the current performance indicator of peer group companies), for a period of five fiscal years commencing December 1, 2000 and ending December 1, 2006. The Standard & Poor’s Footwear—Small Cap Index consists of Brown Shoe Company, Inc., Deckers Outdoor Corp., K-Swiss Inc.—Class A, Skechers USA Inc., Wolverine World Wide, Inc. and Stride Rite.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is currently comprised of three non-employee directors: James F. Orr III, Committee Chairman, Christine Cournoyer and Frank R. Mori. The Compensation Committee reviews and oversees Stride Rite’s various incentive plans, evaluates performance and reviews compensation levels and other related matters for Stride Rite’s senior executives. When evaluating the performance of Stride Rite’s senior executives, the Compensation Committee reviews with the full Board of Directors in detail all aspects of compensation for the senior executives, including the five individuals named in the summary compensation table. The Compensation Committee met three times in fiscal year 2006.

Compensation Philosophy. The Compensation Committee’s strategy is to align Stride Rite’s executive compensation program with corporate performance and shareholder returns. The Compensation Committee considers the following objectives when evaluating Stride Rite’s executive compensation programs:

•	Offering competitive base salaries to attract and retain well-qualified, experienced executives;

•	Linking cash-based incentive compensation to corporate performance goals and individual performance; and

•	Linking senior executive long-term compensation to consistent appreciation in the price of Stride Rite’s common stock through stock option grants.

In achieving these objectives, the Compensation Committee analyzes Stride Rite’s overall performance, divisional and individual performance, competitive executive compensation packages and stock performance. The Compensation Committee periodically retains the services of consulting firms specializing in executive compensation to review the competitiveness of Stride Rite’s executive compensation programs with respect to other public corporations with whom Stride Rite competes for executive talent. Stride Rite’s competitors for executive talent are not necessarily the same companies that would be included in a peer group established to compare shareholder returns because Stride Rite may require executives to have skills and perspectives from a broader range of backgrounds.

The three major components of Stride Rite’s executive compensation for fiscal year 2006 were: base salary, short-term incentive compensation and long-term incentive compensation, each of which is described in more detail below. The Compensation Committee also evaluates the total compensation package of each executive officer, including pension benefits, insurance, severance plans and other benefits.

Base Salary. The Compensation Committee establishes base salaries for executive officers by evaluating the responsibilities of the position, the level of experience and performance of the executive officer, and competitive market data on comparable executive officer positions.

The Compensation Committee reviews the base salaries of Stride Rite’s senior executives annually. Salary increases are based on the overall performance of Stride Rite and of each executive officer individually, and on the financial results of the executive’s particular business unit. The Compensation Committee also evaluates market data in determining base salary levels for each executive, and targets base salary levels competitive among footwear companies of like size. The final determination is subjectively made based on these criteria.

Short-Term Incentive Compensation. Pursuant to the annual incentive compensation plans in effect for fiscal year 2006, the Compensation Committee established individual participation and target bonuses based on Stride

Rite’s consolidated performance, the performance of particular business units and the nature and scope of responsibilities of each participant. Bonuses were earned based on comparing actual fiscal year 2006 performance against established business and financial goals. The performance goals were approved by the full Board of Directors in November 2005, and included a threshold consolidated pre-tax income goal, a consolidated pre-tax income goal and divisional pre-tax sales and income goals. For fiscal year 2006, Stride Rite met the minimum threshold for payments under the incentive plans. Stride Rite did not achieve certain of its consolidated corporate goals for fiscal year 2006 and generally bonus payouts were not made to plan participants who had performance goals tied to such consolidated results. However, our Compensation Committee awarded discretionary bonus payouts of $25,000 to David M. Chamberlain, $15,000 to Richard T. Thornton and $10,000 to R. Shawn Neville in recognition of our strong overall performance and their contributions made to us during fiscal year 2006. Stride Rite Children’s Group, Sperry Top-Sider, Saucony, Tommy Hilfiger Footwear and International divisions all met or exceeded their divisional goals and bonus payments were made to plan participants who had performance goals tied to those groups.

Long-Term Incentive Compensation. For fiscal year 2006, Stride Rite has two elements to its long-term incentive compensation: restricted stock awards and non-qualified stock options. Under the 2001 Plan, the Compensation Committee is authorized to grant restricted stock awards with vesting based on attainment of pre-established performance goals as well as the passage of time. The Compensation Committee has established guidelines for the number of restricted stock awards to be granted to its executive officers based on performance and the duties and scope of responsibilities of each executive’s position. The performance goals were set and approved by the full Board in January 2006. For fiscal year 2006, Stride Rite exceeded the performance goals and restricted stock awards were issued to its executive officers, such stock awards vesting as to one-fourth on January 18, 2007 and one-fourth on each of the first, second and third anniversaries of January 18, 2007. Under the 2001 Plan, the Compensation Committee is also authorized to grant options to purchase common stock with an exercise price equal to the market price of the common stock on the date of the grant. The Compensation Committee has established guidelines for the number of options to be granted at various executive levels, based on competitive practices, performance, the duties and scope of responsibilities of each executive’s position, and the amount and terms of options already held by each executive.

Compensation of the Chief Executive Officer. Mr. Chamberlain was elected Chairman and Chief Executive Officer of Stride Rite by the Board of Directors on November 4, 1999, effective as of November 15, 1999. In evaluating his compensation package, the Compensation Committee used market data on compensation levels, including all forms of incentive compensation, from industry competitors of like size and performed a review of Mr. Chamberlain’s compensation arrangements. As part of that process, the Compensation Committee reviewed a comprehensive tally sheet that ascribed dollar amounts to all components of Mr. Chamberlain’s 2006 compensation, including base salary, bonus, the value of executive benefits (including health and welfare benefits), the dollar value of prior stock option and restricted stock awards and retirement benefits to assist the Committee in its review. The tally sheet also projected dollar amounts that would be payable to Mr. Chamberlain in the event of a change of control.

Mr. Chamberlain’s annual base salary for fiscal year 2006 was set at $754,529. Mr. Chamberlain is eligible to receive incentive compensation under the Senior Executive Annual Incentive Plan, targeted at 60% of his base salary. Payment to Mr. Chamberlain of additional compensation under this plan is based on the attainment of certain financial goals established by the Board of Directors in January 2006. Although Stride Rite did not achieve certain of these financial goals, our Compensation Committee awarded Mr. Chamberlain a bonus payout of $25,000 in recognition of his contributions to us and our strong overall performance. Because Stride Rite exceeded its performance goals for fiscal 2006 related to the restricted stock award, Mr. Chamberlain was awarded 21,275 shares of restricted stock, one-fourth of which vested on January 18, 2007 and one-fourth of which will vest on each of the first, second and third anniversaries of January 18, 2007. The Compensation Committee, On January 19, 2006, granted Mr. Chamberlain non-qualified stock options to purchase 64,000 shares of common stock at a price of $13.72 per share. Under this grant, such options vest as to one-fourth on each of the first, second, third and fourth anniversaries of the date of the grant. The price per share of the grant was the closing price of Stride Rite’s common stock on the New York Stock Exchange on the date of the grant.

Internal Revenue Code Section 162(m). Pursuant to Section 162(m) of the Code, publicly traded corporations are not permitted to deduct most annual compensation exceeding $1,000,000 paid to certain top executives, unless the compensation qualifies as “performance based compensation” or is otherwise exempt under Section 162(m). All compensation paid to the named executives of Stride Rite in fiscal year 2006 was deductible for federal income tax purposes.

Conclusion. As outlined in the compensation plans described above, a substantial portion of Stride Rite’s executive compensation is directly linked to individual and corporate performance and stock price appreciation, in accordance with Stride Rite’s stated compensation philosophy. As Stride Rite moves forward to create shareholder value, the Compensation Committee will continue to monitor and evaluate its strategy for executive compensation.

COMPENSATION COMMITTEE

James F. Orr III (Chairman)

Christine M. Cournoyer

Frank R. Mori

Compensation Committee Interlocks and Insider Participation

During fiscal year 2006, James F. Orr III, Christine M. Cournoyer and Frank R. Mori were appointed and served on the Compensation Committee of the Board of Directors of Stride Rite. No member of the Compensation Committee has served as an officer or employee of Stride Rite nor has any other business relationship or affiliation with Stride Rite, except for service as a director. None of such persons had any relationships with Stride Rite requiring disclosure under applicable rules and regulations.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Stride Rite’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In addition, Stride Rite’s independent auditors and not the Audit Committee are responsible for auditing those financial statements and expressing their opinion on whether the financial statements conform to generally accepted accounting principles. The Audit Committee members are not professionally engaged in accounting or auditing and are not experts in these fields. The Audit Committee therefore relies without independent verification on the representations of management and the expert opinions and advice of Stride Rite’s independent accountants.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 1, 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed with PricewaterhouseCoopers LLP, Stride Rite’s independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Stride Rite’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as may be modified or supplemented. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and Stride Rite including the matters in the written disclosures received by the Audit Committee as required by the Independence Standards Board in Standard No. 1 (Independence Discussion with Audit Committee), as may be modified or supplemented.

The Audit Committee discussed with Stride Rite’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Stride Rite’s internal controls with respect to financial reporting, and the overall quality of Stride Rite’s financial reporting. The Audit Committee held 11 meetings during fiscal year 2006.

During fiscal years 2005 and 2006, the Audit Committee pre-approved all audit and non-audit services provided by our independent auditors. The following table presents fees for audit services rendered by PricewaterhouseCoopers LLP for the audit of Stride Rite’s annual financial statements for the fiscal year ended December 1, 2006 and December 2, 2005, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

Fees	Fiscal Year Ended December 1, 2006	Fiscal Year Ended December 2, 2005
Audit Fees (1)	$1,487,800	$1,478,915
Audit-Related Fees (2)	28,520	54,650
Tax Fees (3)	80,838	64,000
All Other Fees	1,500	—

Total	$1,598,658	$1,597,565

(1)

The audit fees for the years ended December 1, 2006 and December 2, 2005 were for professional services rendered for the audits of the consolidated financial statements of the Company and a statutory audit. The audit fees for the years ended December 1, 2006 and December 2, 2005 also includes fees for services rendered in connection with Sarbanes-Oxley 404 internal controls audit work.
(2)	The audit related fee as of the years ended December 1, 2006 and December 2, 2005 was for assurance and related services including technical advice.
(3)	Tax services for the years ended December 1, 2006 and December 2, 2005 include services for technical advice.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining PricewaterhouseCoopers’ independence. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees up to a maximum for any one non-audit service of US$15,000, provided that the Chairman shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

The directors who serve on the Audit Committee are all “independent” for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of the directors who serve on the Audit Committee has a relationship to Stride Rite that may interfere with his or her independence from Stride Rite or its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 1, 2006 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended the selection of PricewaterhouseCoopers LLP as Stride Rite’s independent auditors.

AUDIT COMMITTEE

Edward L. Larsen (Chairman)

Christine M. Cournoyer

F. Lance Isham

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

Beneficial Ownership Table

The following table shows the amount of common stock of Stride Rite beneficially owned as of February 20, 2007 (unless otherwise indicated) by:

•	each director and nominee;

•	the Chairman of the Board and Chief Executive Officer, and the four most highly compensated executive officers of Stride Rite during fiscal year 2006 (the “named executive officers”);

•	all directors and executive officers of Stride Rite as a group; and

•	each person known by Stride Rite to hold more than 5% of our outstanding common stock.

On February 20, 2007, there were 36,574,799 shares of our common stock outstanding. The number of shares of common stock “beneficially owned” by each shareholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (1) any shares as to which the individual or entity has sole or shared voting power or investment power and (2) any shares of common stock which could be purchased by the exercise of options at or within 60 days of February 20, 2007.

Name and Business Address of Beneficial Owner*	Shares of Common Stock Beneficially Owned (1)		Percent of Class
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10029	3,502,400	(2)	9.6%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	3,088,872	(3)	8.4%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	2,036,786	(4)	5.6%
David M. Chamberlain	886,569	(5)	2.4%
Mark J. Cocozza	2,227		*	*
Christine M. Cournoyer	55,983	(6),(7)	*	*
Shira D. Goodman	29,968	(8)	*	*
F. Lance Isham	10,536	(9),(10)	*	*
Edward L. Larsen	3,222	(11)	*	*
Frank R. Mori	76,384	(12),(13)	*	*
James F. Orr III	38,483	(14),(15)	*	*
Myles J. Slosberg	188,812	(16),(17)	*	*
R. Shawn Neville	48,915	(18)	*	*
Pamela J. Salkovitz	98,154	(19)	*	*
Richard T. Thornton	233,873	(20)	*	*
Richard Woodworth	30,121	(21)	*	*
The directors and executive officers listed above and other executive officers as a group (20 persons)	2,652,750	(22)	7.3%

*	Unless otherwise indicated, the address is c/o The Stride Rite Corporation, 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02420-9191.
**	Less than 1%.
(1)	With respect to nominees, directors and executive officers, based on information furnished by the nominee, director or executive officers listed. Unless otherwise indicated, the persons listed above have sole voting and dispositive power with respect to shares beneficially owned.
(2)	According to a Schedule 13G/A filed with the SEC on January 25, 2007 by Royce & Associates, LLC, such entity beneficially owned 3,502,400 shares of Stride Rite’s common stock as of December 31, 2006, of which such entity had sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
(3)	According to a Schedule 13G/A filed with the SEC on February 2, 2007 by Dimensional Fund Advisors, Inc., such entity beneficially owned 3,088,872 shares of Stride Rite’s common stock as of December 31, 2006, of which such entity had sole power to vote or direct the vote and to dispose or direct the disposition of all such shares. Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(4)	According to a Schedule 13G filed with the SEC on January 23, 2007 by Barclays Global Investors, N.A., such entity beneficially owned 2,036,786 shares of Stride Rite’s common stock as of December 31, 2006. According to such Schedule 13G, such entity had sole power to vote or direct the vote with respect to 1,807,124 shares and sole power to dispose or direct the disposition with respect to 2,036,786 shares. According to such Schedule 13G, 1,154,519 shares are beneficially owned by Barclays Global Fund Advisors, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, which acts as investment adviser to various companies and 22,993 shares are beneficially owned by Barclays Global Investors, Ltd.
(5)	Includes currently exercisable options to purchase 500,000 shares granted to Mr. Chamberlain under the 1998 Stock Option Plan and currently exercisable options to purchase 361,000 shares granted to Mr. Chamberlain under the 2001 Plan.
(6)	Includes 28,583 deferred stock units credited to Ms. Cournoyer’s account pursuant to the Deferred Compensation Plan for Directors.
(7)	Includes currently exercisable options to purchase 27,400 shares granted to Ms. Cournoyer pursuant to the 1998 Directors’ Plan.
(8)	Includes currently exercisable options to purchase 19,900 shares granted to Ms. Goodman pursuant to the 1998 Directors’ Plan.
(9)	Includes 5,636 deferred stock units credited to Mr. Isham’s account pursuant to the Deferred Compensation Plan for Directors.
(10)	Includes currently exercisable options to purchase 4,900 shares granted to Mr. Isham pursuant to the 1998 Directors’ Plan.
(11)	Includes currently exercisable options to purchase 1,600 shares granted to Mr. Larsen pursuant to the 1998 Directors’ Plan.
(12)	Includes currently exercisable options to purchase 39,900 shares granted to Mr. Mori pursuant to the 1998 Directors’ Plan.
(13)	Includes 4,359 deferred stock units credited to Mr. Mori’s account pursuant to the Deferred Compensation Plan for Directors.
(14)	Includes currently exercisable options to purchase 14,900 shares granted to Mr. Orr pursuant to the 1998 Directors’ Plan.

(15)	Includes 13,583 deferred stock units credited to Mr. Orr’s account pursuant to the Deferred Compensation Plan for Directors.
(16)	Includes currently exercisable options to purchase 29,900 shares granted to Mr. Slosberg pursuant to the 1998 Directors’ Plan.
(17)	Includes 26,715 deferred stock units credited to Mr. Slosberg’s account pursuant to the Deferred Compensation Plan for Directors. Also includes 36,000 shares of common stock held in by the Mildred H. Slosberg Revocable Trust dated April 14, 1986, as amended in September, 2004. Mr. Slosberg is the sole trustee for the benefit of Mr. Slosberg and his siblings.
(18)	Includes currently exercisable options to purchase 42,500 shares granted to Mr. Neville pursuant to the 2001 Plan.
(19)	Includes currently exercisable options to purchase 83,583 shares granted to Ms. Salkovitz pursuant to the 2001 Plan.
(20)	Includes currently exercisable options to purchase 10,000 shares granted to Mr. Thornton pursuant to the 1998 Stock Option Plan and currently exercisable options to purchase 208,250 shares granted to Mr. Thornton pursuant to the 2001 Plan.
(21)	Includes currently exercisable options to purchase 25,875 shares granted to Mr. Woodworth pursuant to the 2001 Plan.
(22)	Includes 104,734 shares and currently exercisable options to purchase 28,000 shares granted under the 1998 Stock Option Plan, and currently exercisable options to purchase 816,770 shares granted under the 2001 Plan beneficially owned by executive officers not separately listed above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Stride Rite’s executive officers and directors and persons beneficially owning more than 10% of the outstanding common stock of Stride Rite to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10% of the outstanding common stock are required by SEC regulation to furnish Stride Rite with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished as provided above, and written representations that no other forms were required during the fiscal year 2006, we believe that all Section 16(a) filing requirements applicable to Stride Rite’s executive officers, directors and beneficial owners of greater than 10% of the outstanding common stock were complied with in fiscal year 2006, as disclosed below. Mr. Montgomery was inadvertently late in filing one Form 3 for the reporting of one transaction and Mr. Cocozza was inadvertently late in filing one Form 3 and one Form 4 for the reporting of two transactions. In addition, we believe Mr. Slosberg was inadvertently late in filing one Form 4 reporting one transaction with regard to the gifting of shares placed in the Mildred Slosberg Revocable Trust.

OTHER MATTERS

Expenses of Solicitation

The solicitation of proxies will be principally by mail, and may be followed by telephone and personal contacts by officers, directors or regular employees of Stride Rite, or by employees of D.F. King & Company, Inc., proxy solicitors for Stride Rite. The cost of soliciting proxies will be borne by Stride Rite. We have retained the services of D.F. King & Company, Inc. regarding the proxy solicitation. Our agreement with D.F. King & Company, Inc. is on customary terms. The costs of proxy solicitation are not anticipated to exceed $20,000, unless circumstances require otherwise. Brokers and others holding shares of common stock in their names or in the names of their nominees will be expected to forward copies of Stride Rite’s proxy soliciting material to beneficial owners of such shares and to seek authority for execution of proxies, and will be reimbursed by Stride Rite for their reasonable expenses.

Shareholder Proposals for Annual Meetings

Any shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Stride Rite’s proxy statement and form of proxy for the 2008 annual meeting of shareholders must be received by Stride Rite on or before November 2, 2007 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Office of the Secretary, The Stride Rite Corporation, 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02420-9191.

Shareholder proposals to be presented at the 2008 annual meeting of shareholders, other than shareholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of Stride Rite not less than 60 days prior to the 2008 annual meeting of shareholders; provided, however, if less than 70 days notice or prior public disclosure of the date of the 2008 annual meeting of shareholders is given or made to shareholders, shareholder proposals must be so received not later than the tenth (10th) day following the day on which such notice of the date of the 2008 annual meeting of shareholders or such public disclosure is made. Proposals must also comply with the other requirements contained in Stride Rite’s bylaws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

March 2, 2007

EXHIBIT A

THE STRIDE RITE CORPORATION

Audit Committee Charter

I.	General Statement of Purpose

The purposes of the Audit Committee of the Board of Directors (the “Audit Committee”) of The Stride Rite Corporation (the “Company”) are to:

•

assist the Board of Directors (the “Board”) in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Company’s independent auditors, and (4) the performance of the Company’s internal audit function; and

•	prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

The primary objective of the Audit Committee in connection with the above purposes is to promote and preserve the integrity of the Company’s financial statements and the independence of the Company’s independent auditor.

II.	Audit Committee Composition

The number of individuals serving on the Audit Committee shall be fixed by the Board from time to time, provided that the Audit Committee shall consist of a minimum of three individuals. The members of the Audit Committee shall satisfy the independence requirements set forth in the New York Stock Exchange Listed Company Manual and in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Audit Committee shall be financially literate (or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee), as such qualification is interpreted by the Board in its business judgment. At least one member of the Audit Committee shall have accounting or financial management expertise, as such qualification is interpreted by the Board in its business judgment. In addition, it is the Board’s intention that such member shall also meet the requirements for being a “financial expert” under the rules promulgated by the SEC.

The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chairman of the Committee.

No member of the Audit Committee may simultaneously serve on the audit committee of more than three issuers having securities registered under Section 12 of the Exchange Act, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and discloses such determination in the Company’s annual proxy statement.

III.	Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

IV.	Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly, in person or by telephone conference call, with additional meetings as deemed necessary by the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting.

Periodically, the Audit Committee shall also meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors.

V.	Responsibilities and Authority

A.	Review of Charter

•

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate for the Board’s approval.

B.	Annual Performance Evaluation of the Audit Committee

•	At least annually, the Audit Committee shall evaluate its own performance and report the results of such evaluation to the Board.

C.	Matters Relating to Selection, Performance and Independence of Independent Auditor

•

The Audit Committee shall be directly responsible for the appointment, retention, termination, and for determining the compensation, of the Company’s independent auditor engaged for the purposes of issuing an audit report or related work or performing other audit, review or attest services for the Company.

•

The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work.

•

The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•	The Audit Committee shall review and approve the scope and staffing of the independent auditor’s annual audit plan(s).

•	The Audit Committee shall instruct the independent auditor that the independent auditor’s ultimate accountability is to the Board and the Audit Committee.

•

The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion, take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•

The Audit Committee shall evaluate on an annual basis the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

(i)	obtain and review a report or reports from the independent auditor describing (1) the auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review, of the auditors, or by any inquiry or investigation by government or professional authorities within the preceding five years, regarding one or more independent audits carried out by the auditors, and any steps taken to address any such issues, and (3) in order to assess the auditor’s independence, all relationships between the independent auditor and the Company; and

(ii)	review and evaluate the performance of the independent auditor and the rotation of the lead partner and lead reviewing partner to assure compliance with the Exchange Act and Regulation S-X. The Audit Committee may also review and evaluate the performance of other members of the independent auditor’s audit staff.

In this regard, the Audit Committee shall also seek the opinion of management and the internal auditors of the independent auditors’ performance.

•	The Audit Committee shall set clear polices with respect to the potential hiring of current or former employees of the independent auditor.

D.	Audited Financial Statements and Annual Audit

•

The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditor and the members of management who are responsible for preparing the Company’s consolidated financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

•

The Audit Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” prior to the filing of the Company’s Annual Report on Form 10-K, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

•	The Audit Committee shall review:

(i)	any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditor. The Audit Committee may also consider other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

(ii)	significant matters as to the adequacy of the Company’s internal controls over financial reporting, and any special audit steps adopted in light of material control deficiencies;

(iii)	significant matters regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

(iv)	the effects of financial reporting regulations and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

•

The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995.

•

The Audit Committee shall review and discuss with the independent auditor (outside the presence of management) any audit problems or difficulties and management’s response thereto. This review shall include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information, (2) any significant disagreements with management, (3) a discussion of the responsibilities and performance of the Company’s internal audit function, (4) any accounting adjustments that were proposed by the auditors but were “passed” (as immaterial or otherwise), and (5) any management or internal control letter issued, or proposed to be issued, by the auditors.

•	The Audit Committee shall review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

•

The Audit Committee shall review and discuss with management and the independent auditors those matters brought to the attention of the Audit Committee by the independent auditor pursuant to Statement on Auditing Standards No. 61, as amended (“SAS 61”).

•

Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor’s independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

•

The Audit Committee shall prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

•

If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the

Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

E.	Internal Auditors

•	At least annually, the Audit Committee shall evaluate the performance and responsibilities of the Company’s internal audit function and review the internal audit plan.

F.	Unaudited Quarterly Financial Statements

•

The Audit Committee shall discuss with management and the independent auditor, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, (1) the Company’s quarterly financial statements and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) such issues as may be brought to the Audit Committee’s attention by the independent auditor pursuant to Statement on Auditing Standards No. 100, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

G.	Earnings Press Releases

•

The Audit Committee shall discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information).

H.	Risk Assessment and Management

•	The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

•

In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

I.	Procedures for Addressing Complaints and Concerns

•

The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

J.	Regular Reports to the Board

•	The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

K.	Legal Compliance

•

The Audit Committee shall discuss with management and the independent auditor and review with the Board the Company’s compliance with the legal and regulatory requirements applicable to the Company, which could reasonably be expected to have an impact on the Company’s consolidated financial reporting. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•	The Audit Committee shall discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements.

VI.	Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following:

A.	Engagement of Advisors

•

The Audit Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B.	General

•

The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers, except to the extent prohibited under NYSE 303A(7).

•	The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

•

In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•

The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements; this is the responsibility of the independent auditors. The Audit Committee does not have the responsibility of determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP; this is the responsibility of management.

ADOPTED:        February 5, 2004

MR A SAMPLE
DESIGNATION (IF ANY)	000004	000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext	000000000.000000 ext
		000000000.000000 ext	000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

ê  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ê

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - Mark J. Cocozza	☐	☐	02 - Christine M. Cournoyer	☐	☐	03 - James F. Orr III	☐	☐

	For	Against	Abstain

2. Proposal to ratify selection of PricewaterhouseCoopers LLP as Auditors of the Company.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box
/ /

ê  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ê

Proxy — The Stride Rite Corporation

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David M. Chamberlain and Charles W. Redepenning, Jr. and each of them acting solely, proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse, all of the shares of Common Stock, par value $.25 per share, of The Stride Rite Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at its executive offices, 191 Spring Street, Lexington, Massachusetts, on Thursday, April 12, 2007, at 10:00 A.M. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement and upon such other matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of and Proxy Statement for the aforesaid meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2.

(PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)